UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Aberdeen Income Credit Strategies Fund

(Exact name of registrant as specified in its charter)

Delaware	80-0660749
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1900 Market Street, Suite 200 Philadelphia, PA	19103
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.250% Series A Perpetual Preferred Stock (Liquidation Preference $25.00 per share)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333-253698

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to Be Registered.

The sections captioned “Description of the Preferred Shares” and “Special Characteristics and Risks of the Preferred Shares” in the Registrant’s Prospectus Supplement that was filed pursuant to Rule 424 under the Securities Act of 1933 (File No. 333-253698) on May 5, 2021, is incorporated herein by reference.

Item 2. Exhibits.

(1)       Agreement and Declaration of Trust. Filed on October 19, 2010 with registrant’s Registration Statement on Form N-2 (File Nos. 333-170030 and 811-22485) and incorporated by reference herein.

(2)       Amended and Restated Agreement and Declaration of Trust. Filed on December 27, 2010 with registrant’s Registration Statement on Form N-2 (File Nos. 333-170030 and 811-22485) and incorporated by reference herein.

(3)       Amendment to the Amended and Restated Agreement and Declaration of Trust. Filed on August 27, 2019 with registrant’s Registration Statement on Form N-2 (File Nos. 333-233484 and 811-22485) and incorporated by reference herein.

(4)       Statement of Preferences of Perpetual Preferred Shares. Filed on May 7, 2021 with registrant’s Form 8-K and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 7, 2021	Aberdeen Income Credit Strategies Fund

	By:	/s/ Christian Pittard
	Name:	Christian Pittard
	Title:	President